Form C

Cover Page

Name of issuer:

OODLES CORPORATION

Legal status of issuer:

Form: Other

Other (specify): S Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 2/10/2017

Physical address of issuer:

3626 Sandalford Way
San Ramon CA 94582

Website of issuer:

http://www.oodlescorp.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$963,000.00

Deadline to reach the target offering amount:

9/7/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$64,130.00	$0.00
Cash & Cash Equivalents:	$59,413.00	$0.00
Accounts Receivable:	$467.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$28,600.00	$0.00
Revenues/Sales:	$467.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($88,470.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

OODLES CORPORATION

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Sajal Sahay	CEO	Oodles Corporation	2017
Asheesh Barman	President & COO	Oodles Corporation	2017
Neeraja Sahay	Photographer	Moms365	2017
Arti Kapoor	CEO	New Peaks Coaching and Consulting, Inc.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Sajal Sahay	CEO	2017
Sajal Sahay	CFO	2017
Asheesh Barman	Secretary	2017
Asheesh Barman	President	2017
Asheesh Barman	COO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Asheesh Barman	3500000.0 Common Stock	33.95
Sajal Sahay	3500000.0 Common Stock	33.95

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Intellectual property — It can take several years for the USPTO to approve the patent. Our three tier value proposition is tied to this patent. During this time, the USPTO might revert with further questions regarding enforceability. The patent submission also builds from the original provisional patent and a full patent search of other companies with competing submissions. We have developed a very unique and specific submission building from this data, and the USPTO might also have further questions regarding our approach.
>
> User growth — Student Ambassadors are just that, students. Competing priorities from school might hinder their ability to deliver the per hour new user growth we expect. Viral growth also is important for long-term acquisition cost to go down. Students might have a conservative perspective of deal oriented promotions, which may have an impact on the number of students exposed to the app via sharing from their friends.

User engagement — Student users might not use all three tiers of the process. This might have an impact on the planned ARPU. Students also might not utilize deals at the frequency we expect, further impacting ARPU. Lastly, being notified of deals via social media, notifications and emails at the frequency being planned might dissuade students from using the app, vs exciting them of the value being provided.

Vendor relationships — New user growth and/or engagement might not suffice to keep vendors interested in the app. Also, the vendors might not react favorably to the revenue approach we've planned. The types of deals they want to put on the app, because of desired financial margins, might compete with student desires of more flexible options. Lastly, a subscription model of monthly spend might be less attractive than purely transactional relationships.

Product design — The user interface especially as relates to sharing might be difficult for students to engage with. The app might not provide enough incentive for students to open and use on a repeated basis. Not having Android developed on time could impact planned growth given it represents a majority of market share of devices at US schools. Relying on text as a medium to share might be too limiting, given that students utilize multiple other social networks to communicate with their peers. Migrating current users to expected future versions of the app on our planned roadmap may result in the loss of some of those users.

Finances — Revenue growth might take longer than planned, further affecting the ability of the company to invest in accelerating growth. Lastly, unplanned expenses, such as the need to further enhance product features, or negotiate with the USPTO might further reduce the capacity of the company to invest in growth.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no

secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

We are reliant on a small management team, our future success depends on the efforts of key personnel. The loss of services of any key personnel may have an adverse effect on us. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We are reliant on student ambassadors, as such there is potential liability which we have to guard against.

At a future date we will have to amend the Certificate of Incorporation for the authorization and creation of Preferred Stock. Investors, investing in a SAFE agreement must be aware of this.

The majority of the Common Stock is held by the founders, as such they have the majority voting rights and will determine the direction of the company.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 95% of these funds will be used for marketing, sales, product and operational expenses as we scale the company's app from 3 Universities to up to 15.

Wefunder Intermediary fee: 5%

If we raise: **$963,000**

Use of Proceeds: Our historical experience with the three Universities already on the app shows it takes approximately $15k of set-up costs per University, and inclusive of these start-up costs, $7 per person in user recruitment cost. Our goal is to get to 15 Universities by the end of the '20 school year (June '20), and a 100k total students. This effectively means there are 12 additional Universities, and 90k students to sign up in the next two school years, equating to $630k of the total $963k we are aiming to raise. The remaining $333k will be used for product development, salaries and on-going corporate costs for the two year period. 95% of this funding will be used for these purposes and is expected to last for 24 months, or the two year school period. 5% will be paid to Wefunder as an intermediary fee.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this

Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors. The Company reserves the right to convert Preferred Stock to Common Stock at their discretion.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors, multiplied by (b) discount rate (80%) or

- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

- (iii) for investors up to the first $75,000 of the securities, investors will receive a valuation cap of $4M and a discount rate of 80%

Additional Terms of the Valuation Cap.

For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company. Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will not receive voting rights.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases:

If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	11,000,000	10,309,200	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

N/A

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

$28,600 has been loaned to Oodles Corporation to date by the co-founders for operational expenses. Shareholders' loans are multiple advances made by two founder-shareholders Asheesh Baman and Sajal Sahay to provide the business with working capital.

The Related Party Notes are non-interest bearing, and payable by the Company ten years from the date of origination.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2017	Regulation Crowdfunding	SAFE	$107,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

$28,600 has been loaned to Oodles Corporation to date by the co-founders for operational expenses. Shareholders' loans are multiple advances made by two founder-shareholders Asheesh Baman and Sajal Sahay to provide the business with working capital.

The Related Party Notes are non-interest bearing, and payable by the Company ten years from the date of origination.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We promote enticing offers from food, drink and entertainment vendors in college towns to students. Our patent-pending process incentivizes students to go to these retail outlets together, and the more they share and do together, the more value they get. Because everything on our app is geared toward helping students spend more time together, we've created a win-win scenario for both our vendor partners and users.

After opening our first account at the University of Oregon in April 2017, we've now grown to three total college campuses. We have a rapidly growing user base (currently more than 8,000 students) and bring real value to our vendor partners, so our goal is to grow nationwide. There are around 4,000 college campuses around the United States and we soon want to have a user base in every one.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

OODLES CORPORATION was incorporated in the State of California in February 2017.

Since then, we have:

- Our user base has quadrupled to around 8,000 students in the last six months.
- We have 4.9 stars on 215 ratings in Apple's App Store.
- Revenue generated for partners has increased 150% in six months.
- Grown from operating in one University to three in less than a year.
- Successfully filed a full, non-provisional patent for the vendor promotion process that forms the basis of our app.
- More than 6,000 monthly views of the deals/events on the app in 2018.

Historical Results of Operations

Our company was organized in February 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $467. Our gross margin was 100.0%.
- *Assets.* As of December 31, 2017, the Company had total assets of $64,130, including $59,413 in cash.
- *Net Loss.* The Company has had net losses of $88,470 for the fiscal year ended December 31, 2017.
- *Liabilities.* The Company's liabilties totaled $28,600 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $107,000 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

OODLES CORPORATION cash in hand is $34,408, as of February 2018. Over the last three months, revenues have averaged $250/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $10,000/month, for an average burn rate of $9,750 per month. Our intent is to be profitable in 24 months.

There have been no material changes since the date of our financials. We continue on the running rate of spend that was seen for the prior three months.

We started receiving revenue from our vendor-partners in November 2017. As the number of vendors-partners at each University grows, and the number of students transacting via our app grows, this revenue will correspondingly increase. Expenses should stay at an average of $10k/month thru the end of this school year, i.e. June 2018. Over the summer time, both revenue and expense will decrease as students will no longer be in school. Please note that none of the employees of the company are currently taking salary, the expectation is that a minimum salary will be taken by each employee once this next round of funding is achieved, to the desired level. This will add to the expense total monthly.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.oodlescorp.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Arti Kapoor
- Asheesh Barman
- Neeraja Sahay
- Sajal Sahay

Appendix E: Supporting Documents

INVEST IN OODLES CORPORATION

Creating real interactions by connecting retailers to college students

> *We promote enticing offers from food, drink and entertainment vendors in college towns to students. Our patent-pending process incentivizes students to go to these retail outlets together, and the more they share and do together, the more value they get. Because everything on our app is geared toward helping students spend more time together, we've created a win-win scenario for both our vendor partners and users.*



Asheesh Barman
CO-FOUNDER, PRESIDENT & COO, OODLES CORPORATION

Future Equity (SAFE)

$5M valuation cap | **20%** discount

A SAFE gives you the right to future shares in Oodles Corporation. If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $4M Valuation Cap & 20% Discount

Investors who fund up to the first $75K of this fundraise will invest in a SAFE with a valuation cap of $4M and a discount of 20%.

INVESTOR PERKS

$1,000+ A hand signed "Thank You" letter from the founders.

$5,000+ A hand signed "Thank You" letter from the founders and an awesome Oodles T-shirt.

$10,000+ All the perks from the $5000 level plus a framed stock certificate.

$25,000+ All the perks from the $10,000 level plus a Best of California Wine Gift Basket.

FOLLOW US FOR UPDATES
9 UPDATES 40 FOLLOWERS
SHARE TWEET


EVENT BADGE
DEAL BADGE
EVENT BADGE
DEAL BADGE
Oodles - Scorcher Deal
When 2+ people ALL with badges redeem in-store together, they qualify for the "Scorcher" deal. This is the highest discount tier you can earn with Oodles.
Click the anytime for details of each of the three (Hot, Hotter, Scorcher) deals.

$0
raised of $100K goal

$100 min
by Wefunder Portal LLC

INVEST

OUR AMBITION

After opening our first account at the University of Oregon in April 2017, we've now grown to three total college campuses. We have a rapidly growing user base (currently more than 8,000 students) and bring real value to our vendor partners, so our goal is to grow nationwide. There are around 4,000 college campuses around the United States and we soon want to have a user base in every one.

KEY FACTS

- Our user base has quadrupled to around 8,000 students in the last six months.
- We have 4.9 stars on 215 ratings in Apple's App Store.
- Revenue generated for partners has increased 150% in six months.
- Grown from operating in one University to three in less than a year.
- Successfully filed a full, non-provisional patent for the vendor promotion process that forms the basis of our app.
- More than 6,000 monthly views of the deals/events on the app in 2018.

DOCUMENTS

Oodles_Investment_Deck_.pdf

oodlescorp.com *from San Ramon CA*

FOOD · SOFTWARE · MOBILE · RETAIL · B2C · DISCOUNTS · EVENTS · FILM · THEATER · RECREATION · FOOD TECH · LIFESTYLE · MARKETING · SERVICES · SOCIAL · NIGHTLIFE · RESTAURANT · SAAS · FOOD TRUCKS&NBSP; · CAFE · ADVERTISING

Why I Like Oodles Corporation

"While CSU-Chico is close by, very few students come to this part of town. I don't think just making them aware of our BBQ is enough to get them over ... I was impressed with the results. We now have multiples of CSU-Chico students come daily to the restaurant, and the number continues to grow with each day. I am very happy with my relationship with Oodles."



Scott McLeod

OWNER OF SMOKIN' MO'S BBQ IN CHICO, CA

THE BUZZ ABOUT OODLES CORPORATION

"Working with Oodles has been great. My focus is on reintroducing Steve's Pizza to students at UC - Davis. With Oodles' help, we've been able to make thousands of UC - Davis students aware of Steve's Pizza in a few short weeks. We know our pizza is award-winning, and we're already seeing students come to our downtown Davis location because of our deal on the app. The Vendor Day event we conducted with Oodles gave hundreds of students the opportunity to actually taste our amazing pizza, and many have come back to our restaurant ever since."



Sheru Singh

Owner of Steve's Pizza, Davis, California

Orion

Mobile application launching soon

New mobile application, in Chico State community, aims to make student life easier. Oodles gives access to activities such as restaurants and late-night movies. The app is out on Aug. 28. "Oodles means many things to do, and we aim to have as many hot

March 2, 2018 @ theorion.com

We Connect College Students to College Towns



In under a year of business, we've launched our app at three colleges -- The University of Oregon, CSU-Chico, and UC-Davis -- and have registered more than 8,000 student users. These students use Oodles to get deals on food, drinks, and entertainment, all of which are weighted to give a bigger discount to bigger groups. Our philosophy is if the consumer wins, our vendor partners win, and then we win.

Because our student users benefit from the deals, so do our vendor partners. They get new customers into their stores, who are reminded of their deal on a continual basis. The value of our patented process is that every deal transaction generates customer revenue. On our end, we charge a monthly marketing services fee, as well as individual charges for deals shared and redeemed.



The More Students Do Together, The More They Save

At Oodles, we believe that that college is the best time in a person's life, and that experiencing the many social activities on or around campus together with your friends is what makes it truly memorable. Therefore, our Oodles deals incentivize sharing and togetherness by rewarding those students who either share deals with their friends or redeem their deals as a group.



Welcome to Oodles

Oodles gives you Great Deals at Restaurants and Entertainment venues around campus.

Back


Hot Event
Hot Deal

Oodles - Hot Deal

Show the visual in-app as-is to the vendor for the 1st tier "Hot" deal. Nothing more for you to do.

Click the anytime for details of each of the three (Hot, Hotter, Scorcher) deals.

Back


Text Message
Facebook

Oodles - Hotter Deal

Share the deal with your friends to earn a badge. [badge icon] You've now achieved the "Hotter" deal. Redeeming the badge in-store gets the 2nd tier discount.

Click the anytime for details of each of the three (Hot, Hotter, Scorcher) deals.

Back



Oodles - Scorcher Deal

When 2+ people ALL with badges redeem in-store together, they qualify for the "Scorcher" deal. This is the highest discount tier you can earn with Oodles.

Click the anytime for details of each of the three (Hot, Hotter, Scorcher) deals.

Back

Local Businesses Love Oodles

Track Town Pizza

"I decided to give Oodles a try as one of their first customers. Knowing their marketing approach was to continually make students aware of Track Town and the offer we had on the app, it would be a matter of time before students using the app came to our restaurant...I was impressed with the results. We now have many U of O students come to our restaurant due to Oodles. The Vendor Days are outstanding, many hundred students come and try our award-winning pizza during the course of each Vendor Day, and become long-term customers of Track Town Pizza."

-Tim Myers, General Manager

Celestino's Pizza

"We have a terrific location and have been around for decades. Our pizza is truly one-of-a-kind. If we continue making great pizza, they ultimately will come. I didn't think I needed the Oodles - Deals & Events app ... I was impressed with the results. I saw many new faces during the course of the Vendor Day, new customers of Celestino's that I continue to see after the event ... I have now signed on with Oodles. We are seeing daily usage of the app in our restaurant, and the number of students transacting via the app continues to grow every week."

-Enzo Perri, Owner

Our Progress So Far

- **February 2017** — Oodles Incorporates
- **April 2017** — Account at the University of Oregon Launches
- **June 2017** — First Funding Round Initiated
- **August 2017** — First Funding Round Completed
- **September 2017** — Account at CSU-Chico Launches
- **November 2017** — Revenue Generation Starts
- **December 2017** — 5,0000 Students on our App
- **January 2018** — Account at UC-Davis Launches
- **April 2018** — Major Student Event Sponsorship
- **May 2018** — New Inbound Focused Website Launches
- **June 2018** — 10,000 Students on our App

Check Out Our Pitch Deck


Oodles
Proudly accepted here

Second Round Funding
Oodles Corporation



Let's Help Colleges Connect Together

Hello Wefunder Investors,

Six months have transpired since the initial Oodles Wefunder campaign successfully closed, and it's been a focused, deliberate, and milestones-attacking journey since August '17. See the key milestones timeline shown on this site for more specificity of what we mean!

We are gratified to let you know that the business continues to be on track to accomplish the key metrics we articulated in the original presentation deck — an updated version of this deck is embedded in this site, and includes a 'dashboard' page that gives a summary view of each of the metrics we're tracking, and the progress against each of these metrics.

In October '17, the USPTO published our patent application, exactly 18 months from the date of submission, which means the process is on schedule. There are implications to this publication, details which are provided in the patent page in the updated investment deck. Please make sure to read this.

Metrics are great, but what is much more satisfying is the feedback we've received from the students & vendors at each of the schools we've launched at. If you have the time, please go to the iOS or Android app stores and check the student reviews out, as there are many! We've provided examples of vendor feedback in the updated investment deck too for your perusal.

OodlesDeals is now in three schools — The University of Oregon-Eugene, California State University-Chico, and the University of California-Davis. There has been so much learning from each of these schools, students, and awesome vendor-partners we've signed on at each of these Universities. A lot of these learnings, we've tried to incorporate into the updated investment deck. Please make sure to read them and ask us any questions you come up with — as throughout our relationship with Wefunder, we'll try to answer the relevant ones as best possible for everyone on Wefunder to see.

What's next you ask? Why the new round of funding? Well, there are ~ 4,400 Universities in the US, so we haven't even touched the tip of the iceberg. Our immediate goal is to grow from three Universities to up to fifteen in this next growth phase of the company. Recruiting vendors & students, enhancing the product to be more and more consumer-focused, all takes time, people, and investment. We will continue to be parsimonious with any spend we execute, as seeing the growth of OodlesDeals and the number of students who express delight with the great deals & events the app provides them is the best reward for this effort.

Spurred on by the memories of our grandfather, who graduated from the University of Oregon-Eugene almost 100 years ago, our pathway started with a vision to enable students to enhance their social lives with their friends, as these are memories and friendships that last throughout a person's lifetime. This same mission and zeal continue to drive the entire OodlesDeals team, and we're looking forward to having you join us in this next phase of the journey.

With Oodles & Oodles of respect to you,



Asheesh & Sajal

OodlesDeals

Vendor/Partner Revenue From App (Sep '17 - Feb '18)



7000
6000
5000
4000
3000
2000
1000
0
108%
9%
-10%
13%
28%
Sep '17
Oct '17
Nov '17
Dec '17
Jan '18
Feb '18
Chico Launch
Eugene New Yr
Holidays
Davis Launch

NOTE: % = month over month growth

Meet the Founders



Asheesh Barman

Co-Founder, President & COO

Business Development Experience in B2B ~ 20 yrs.



Sajal Sahay

Co-Founder & CEO

Leadership & Marketing Experience in B2C & B2B ~ 25 yrs.

Raised $107,000 From 42 Investors

$107,000

August 2017

SAFE



John Edward Robinson

Non-profit/Legal Professional who wants to invest



Rajiv Raja



Michael Fisette

President, Fisette Financial Services



Wayne Zbytovsky



Siddharth Hadke

15 Years experience in Technology Industry with investments in technology and manufacturing sectors



Meghan McClelland

Investor, Computer Scientist, Product Manager, Mom

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

OC:

We have a patent pending three-tier process, which incentivizes consumers to share retail deals with their friends and actually go together to the retail outlet to redeem the deal.

WF: How big is the market?

OC: The initial vertical we're focusing on is college students and restaurant vendors in the local area around each college. There are 22 million college students in the US, and 4,000+ colleges. Each of these students goes out to eat 1-2x per week on average. This represents hundreds of millions of dollars as an initial revenue opportunity.

WF: Who are your competitors? How are you different?

OC: For our 1st vertical, colleges, the biggest competitors are very well known search-based services that provide consumers with retail locations close by to their location when they look up the category — e.g. 'restaurants close by.' Delivery services are also secondary competitors. But search-based services do not ensure consumers actually go to the retail outlet, while delivery services focus on home delivery. OodlesDeals focuses on bringing consumers to the retail outlet to have an enjoyable experience.

WF: What do you understand about your business that others don't get?

OC: The majority of retail vendors are unsophisticated in their online and mobile marketing strategies. Some of them have unnecessarily made their core strength, like the investment in their bricks-and-mortar outlets, into a core weakness. We help our vendor-partners acclimatize and win with the new normal of mobile + bricks-and-mortar being the ideal omnichannel experience for the consumer of today.

WF: What's your biggest risk? What keeps you up at night?

OC: Trying to do too much too fast. It is critical we understand and prioritize the key factors that drive consumer behavior. This is why both our co-founders spend as much time (60% each week) at the actual Universities we've launched at. Both of us talk to students and vendors every day and understand their pain points and how we can make our solution better & easier each day to solve these pain points.

WF: How will you make money?

OC: Each step of the three-step patent-pending process we've developed is monetizable when talking about the deals on our app. Advertising to students is another area we see opportunity, as we are both able to micro-segment to each consumer and message them exactly what they would personally want. Our 1:1 relationship with each consumer also means we can talk to them directly. The events we execute also have long-term monetization possibilities. These monetization tracks are only viable because we provide true value to both consumers and our vendor-partners.

WF: How do you acquire customers?

OC: We utilize on-campus student ambassadors to make students aware of our app. We supplement this street team approach with social advertising, event sponsorship, & vendor support. Assuming the deals & events on the app are compelling enough, the students download and use the app thereafter.

WF: What is preventing an established company from offering similar deals? Why will you win? ^

OC: Our three-tier process is patented. See our investment deck for more detail. Importantly, the three-tiers are not about price, but about getting people together to have fun, with value increasing the more they do together. This is unique in the industry and is also a sustainable strategy for the long-term.

WF: What were you able to accomplish with the money raised from your first Wefunder campaign? ^

OC: Please see the "Yr 2017 In Review" update we posted in February 2018 for the milestones we've reached with the initial round of money raised on Wefunder.

WF: How quickly will you expand to other universities? ^

OC: Our goal is to expand to up to 15 Universities. Please see the investment deck embedded in our Wefunder site for specific growth plans and associated investment needs & costs. We've brought on a new University every two months this past year, a general trend we plan on maintaining, with summer and winter holidays being outliers.

WF: Why are you raising another round at this time? What will you be able to accomplish with the increased funding? ^

OC: Expansion up to 15 Universities is the reason for this next round of funding. Student awareness & sign-up, vendor recruitment, and product enhancement will be our three primary areas of focus.

WF: How will your model scale? ^

OC: The model we've established in the first three Universities -- vendor sign-up via Business Development activities, student sign-up via social advertising, street team efforts, events sponsorship, and (overall) product enhancement through customer and consumer feedback -- is what we plan on replicating. We know per University set-up costs, student acquisition costs, and time and effort required to recruit vendors, as that's what the majority of focus in-field this past year has been all about.

Ask a Question

Type your question here...

ASK QUESTION

Matthew Menster Jun 21

Please elaborate on the relationship between the 2 founders. How long have you known each other? What have you worked on together in the past, if anything? etc..



Sajal Sahay Co-Founder & CEO FOUNDER Jun 21

Awesome question, thanks for asking it Matthew! Asheesh and I have known each other all our lives. See our intro letter above for more detail. :)

The beauty of our relationship is the complementary work experiences. Asheesh is a 20+ year veteran of retail business relationships, and I have 20+ years in marketing, both B2B and B2C. Additionally, I've spent the last 10 years with a social marketing and mobile marketing focus.

Since Oodles is a B2B2C focused business, our complementary business backgrounds, and the fact that we know each other so well, enable us to quickly understand our customers (both consumers and retailers) pain points, and divvy up between the two of us who needs to do what, to drive the best possible resolution for their needs.

LIKE

J. W. Aug 23

I'm concerned about a trademark dispute with GSN (Game Show Network) which also uses "oodles" for one of its tokens. Have you looked into this?



Sajal Sahay Co-Founder & CEO FOUNDER Aug 25

Hi JW, thanks for reaching out. We have a legal strategy to cover our core assets. There are multiple facets to this strategy.

LIKE

MORE QUESTIONS

RISKS

1 Intellectual property — It can take several years for the USPTO to approve the patent. Our three tier value proposition is tied to this patent. During this time, the USPTO might revert with further questions regarding enforceability. The patent submission also builds from the original provisional patent and a full patent search of other companies with competing submissions. We have developed a very unique and specific submission building from this data, and the USPTO might also have further questions regarding our approach.

2 User growth — Student Ambassadors are just that, students. Competing priorities from school might hinder their ability to deliver the per hour new user growth we expect. Viral growth also is important for long-term acquisition cost to go down. Students might have a conservative perspective of deal oriented promotions, which may have an impact on the number of students exposed to the app via sharing from their friends.

3 User engagement — Student users might not use all three tiers of the process. This might have an impact on the planned ARPU. Students also might not utilize deals at the frequency we expect, further

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Oodles Corporation is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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How is Wefunder compensated?
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Arti Kapoor

Strategic Intervention Coach

Oodles Corporation • Nagpur University

San Ramon, California • 109

InMail | View in Recruiter | ...

I empower clients, esp parents to have a healthy lifestyle, build stronger bonds with their kids, create harmony in relationships, and experience a deeper connection with self and others in personal & professional life.

Show less

Experience

Member Board Of Directors
Oodles Corporation
Apr 2017 – Present • 1 yr

President
New Peaks Coaching and Consulting, Inc.
Jul 2016 – Present • 1 yr 9 mos

Strategic Intervention Coach

Co-founder & CEO
Kutunga, Inc.
Jul 2012 – Sep 2014 • 2 yrs 3 mos

Created and promoted a socially conscious digital video marketplace to connect Content creators, Consumers and Causes.

Education

Nagpur University
Bachelor of Engineering - BE, Electronics Engineering

Skills & Endorsements

Non-profits · 2
Anil Pandey PMP and 1 connection have given endorsements for this skill

Online Publishing · 2
Anil Pandey PMP and 1 connection have given endorsements for this skill

Fundraising · 2
Anil Pandey PMP and 1 connection have given endorsements for this skill

Show more



Asheesh Barman

Co-Founder, President & COO

Oodles Corporation • The Johns Hopkins University

San Francisco Bay Area • 359

Connect | View in Recruiter | ...

Expert in bringing consumers to retailers via a unique and patented business process.

Media (1)

Oodles DE logo BIG.png

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Experience

Co-Founder, President & COO
Oodles Corporation
Feb 2016 – Present • 2 yrs 2 mos
San Ramon, CA

Oodles Corporation promotes deals from food, drink, entertainment and event vendors to students and incentivizes them to go together and redeem such promotions via our patent pending business process. Our unique business process creates a win-win scenario for our vendor partners and student users. Check out our "Oodles – Deals & Events" mobile app to see how it works!

(former app known as TextMuse-Oregon)

Media (1)

Oodles - Deals & Events

Member Board Of Directors
New Peaks Coaching and Consulting, Inc.
Jul 2016 – Present • 1 yr 9 mos

Chief Information Officer
Acutrack, Inc.
Nov 2009 – Feb 2017 • 7 yrs 4 mos
Livermore, CA

Responsible for shaping and executing Acutrack's IT strategy to meet overall business needs and objectives; including company's customer care, billing, and ordering systems; data center; desktops; internal telephony; and other corporate systems.

Member Board Of Directors
Kutunga, Inc.
Jul 2012 – Oct 2014 • 2 yrs 4 mos

Helped create a socially conscious digital video marketplace to bring together Content creators, Consumers and Causes.

Executive Vice President
Acutrack, Inc.
Jan 2000 – Oct 2009 • 9 yrs 10 mos

Systems Integration Engineer
Philips Consumer Electronics
1997 – 1999 • 2 yrs

Show less

Education

The Johns Hopkins University
BS, Biomedical Engineering & Electrical Engineering
1990 – 1994

Skills & Endorsements

E-commerce · 15
Ron Burnett and 14 connections have given endorsements for this skill

Dvd · 12
Jagdish Jois and 11 connections have given endorsements for this skill

Digital Media · 9
Kent Gustavson, PhD and 8 connections have given endorsements for this skill

Show more

Recommendations

Received (2) | Given (4)



Michael York, MBA, CISA
Director, Cloud Operations at Easterseals Bay Area
October 2, 2009, Michael worked with Asheesh in different groups

Asheesh is "that" person you want on your team. He is quick and efficient, and best of all very direct and to the point. He is very charismatic and loves what he does. I worked with Asheesh many times and I am still shocked on how much information he has in his head, I believe he know everything. I would recommend Asheesh for any endeavor.



Scott Whitney
CEO, PodWorx, Inc. | Nevada's most experienced podcast and live streaming video producer/director.
November 2, 2007, Scott worked with Asheesh but at different companies

Asheesh is the perfect example of a company executive who really works hard to ensure his customers are well taken care of. He's smart, fun to speak with, and very good at what he does.

Interests

TURKISH BUSINESS NETWORK
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Sajal Sahay

Co-Founder and CEO at Oodles Corporation
Oodles Corporation • The University of Chicago
San Francisco Bay Area • 339

InMail | View in Recruiter | ...

Expert in bringing consumers together to enjoy amazing retail experiences via a unique and patented set of incentives.

Media (1)

Oodles_Logo_BIG_final.png

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Experience

Co-Founder & CEO
Oodles Corporation
Feb 2016 – Present • 2 yrs 2 mos
San Francisco Bay Area

Co-founder and CEO.

For more details on Oodles Corporation & our Oodles - Deals & Events mobile app, please go to https://wefunder.com/oodles.

Head Of Marketing
Twin Prime - A Salesforce Company
Jan 2015 – Feb 2016 • 1 yr 2 mos
San Francisco Bay Area

Twin Prime was purchased by Salesforce.

SVP Marketing
Fairchild - now part of ON Semiconductor
Nov 2013 – Dec 2014 • 1 yr 2 mos
San Francisco Bay Area

Fairchild was purchased by ON Semiconductor.

VP Marketing
Mobilisafe
Nov 2011 – Nov 2013 • 2 yrs 1 mo
Greater Seattle Area

Mobilisafe was purchased by Rapid7.

VP Marketing
HP
Dec 2010 – Nov 2011 • 1 yr
San Francisco Bay Area

Palm mobile devices business unit.

Director (Senior) Product Marketing
T-Mobile
Aug 2007 – Nov 2010 • 3 yrs 4 mos
Greater Seattle Area

Director of Marketing
Botanical Laboratories, Inc.
Aug 2005 – Aug 2007 • 2 yrs 1 mo
Greater Seattle Area

Botanical Laboratories was purchased by Schwabe N.A.

Director of Marketing
Philips
Jul 2002 – Aug 2005 • 3 yrs 2 mos
Greater Seattle Area

Director of Marketing
Bausch + Lomb
Jun 1993 – Jun 2002 • 9 yrs 1 mo
London, Madrid, Rochester NY, New Delhi, Sydney

Financial Analyst
Arthur Andersen & Co.
Aug 1990 – Aug 1992 • 2 yrs 1 mo
Greater Chicago Area

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Education

The University of Chicago
Bachelor's degree, Economics
1986 – 1990
Activities and Societies: Phi Delta Theta fraternity. Alumni Board of Governors Vice-President, 2006-2012.

Stanford University Graduate School of Business
d.School of Design
2014 – 2014

IESE Business School
Master of Business Administration (MBA), Marketing/Marketing Management, General
1992 – 1994

Interests

OrthoAccel® Technologies, Inc.
8,815 followers

IESE Business School
95,317 followers

University of Chicago
136,187 followers

Stanford University Graduate Sch...
157,766 followers